EXHIBIT 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
First Mutual Bancshares, Inc.


We consent to the incorporation by reference in the First Mutual Bancshares, Inc. 2000 Stock Option and Incentive Plan Registration Statement on Form S-8 filed July 7, 2000, of our report dated February 18, 2005 with respect to the consolidated statements of financial condition of First Mutual Bancshares, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for the three years ended December 31, 2004, and our report dated April 14, 2005, with respect to First Mutual Bancshares, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which reports are included in this amended annual report on Form 10-K/A of First Mutual Bancshares, Inc. for the year ended December 31, 2004.


/s/ Moss Adams LLP
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Everett, Washington
April 22, 2005